Exhibit 99.5

Unaudited Condensed Financial Statements

ZYVERSA THERAPEUTICS, INC.

For the Three and Nine Months Ended September 30, 2022 and 2021

ZYVERSA THERAPEUTICS, INC.

2

ZYVERSA THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2022	2021
	(unaudited)

Assets

Current Assets:
Cash	$602,751	$328,581
Prepaid expenses and other current assets	540,567	409,604
Deferred offering costs	1,056,211	73,597
Total Current Assets	2,199,529	811,782
Equipment, net	19,933	27,733
Security deposit	46,659	46,659
Vendor deposit	80,000	240,000

Total Assets	$2,346,121	$1,126,174

Liabilities, Temporary Equity and Stockholders’ Deficiency

Current Liabilities:
Accounts payable	$6,504,750	$2,000,100
Accrued expenses and other current liabilities	2,701,534	1,914,101
Derivative liabilities	981,200	560,600
Convertible notes payable - current portion (net of $0 and $39,942 debt discount as of September 30, 2022 and December 31, 2021, respectively)	3,936,000	5,976,508
Convertible notes payable related parties - current portion	25,000	3,175,000

Total Current Liabilities	14,148,484	13,626,309

Commitments and contingencies (Note 8)

Redeemable Common Stock, subject to possible redemption, 331,331 shares outstanding as of September 30, 2022 and December 31, 2021	331,331	331,331

Stockholders’ Deficiency:
Preferred stock, $0.00001 par value, 5,000,000 shares authorized; 2,253,056 and 0 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	23	-
Common stock, $0.00001 par value, 75,000,000 shares authorized; 24,167,257 shares issued and outstanding as of September 30, 2022 and December 31, 2021	242	242
Additional paid-in capital	50,208,183	40,065,109
Accumulated deficit	(62,342,142)	(52,896,817)

Total Stockholders’ Deficiency	(12,133,694)	(12,831,466)

Total Liabilities, Temporary Equity and Stockholders’ Deficiency	$2,346,121	$1,126,174

The accompanying notes are an integral part of these condensed financial statements.

3

ZYVERSA THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Operating Expenses:
Research and development	$2,334,120	$406,948	$4,120,477	$1,490,309
General and administrative	1,061,046	1,707,459	4,526,428	4,437,471

Total Operating Expenses	3,395,166	2,114,407	8,646,905	5,927,780

Loss From Operations	(3,395,166)	(2,114,407)	(8,646,905)	(5,927,780)

Other (Income) Expense:
Interest expense	69,352	225,486	377,820	616,649
Change in fair value of derivative liabilities	228,100	(246,506)	420,600	(215,900)
Gain on forgiveness of PPP Loan	-	(213,481)	-	(213,481)

Net Loss	(3,692,618)	(1,879,906)	(9,445,325)	(6,115,048)

Deemed dividend to preferred stockholders	(9,684,637)	-	(10,015,837)	-

Net Loss Attributable to Common Stockholders	$(13,377,255)	$(1,879,906)	$(19,461,162)	$(6,115,048)

Net Loss Per Share - Basic and Diluted	$(0.55)	$(0.08)	$(0.81)	$(0.25)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	24,167,257	24,167,257	24,167,257	24,167,257

The accompanying notes are an integral part of these condensed financial statements.

4

ZYVERSA THERAPEUTICS, INC.

CONDENSED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

(Unaudited)

	For the Three and Nine Months Ended September 30, 2022
	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficiency
Balance - January 1, 2022	-	$-	24,167,257	$242	$40,065,109	$(52,896,817)	$(12,831,466)

Issuance of preferred stock in private placement [1]	133,541	1	-	-	393,300	-	393,301

Stock-based compensation:	-	-	-	-	1,941,746	-	1,941,746

Net loss	-	-	-	-	-	(3,748,495)	(3,748,495)

Balance - March 31, 2022	133,541	1	24,167,257	242	42,400,155	(56,645,312)	(14,244,914)

Stock-based compensation:	-	-	-	-	695,940	-	695,940

Net loss	-	-	-	-	-	(2,004,212)	(2,004,212)

Balance - June 30, 2022	133,541	1	24,167,257	242	43,096,095	(58,649,524)	(15,553,186)

Issuance of preferred stock in private placement [2]	317,322	4	-	-	959,196	-	959,200

Conversion of convertible notes payable into preferred stock [3]	1,802,193	18	-	-	5,658,870	-	5,658,888

Stock-based compensation:	-	-	-	-	494,022	-	494,022

Net loss	-	-	-	-	-	(3,692,618)	(3,692,618)

Balance - September 30, 2022	2,253,056	$23	24,167,257	$242	$50,208,183	$(62,342,142)	$(12,133,694)

	For the Three and Nine Months Ended September 30, 2021
	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficiency
Balance - January 1, 2021	-	$-	24,167,257	$242	$35,923,373	$(44,812,656)	$(8,889,041)

Stock-based compensation:	-	-	-	-	896,229	-	896,229

Net loss	-	-	-	-	-	(2,140,110)	(2,140,110)

Balance - March 31, 2021	-	-	24,167,257	242	36,819,602	(46,952,766)	(10,132,922)

Stock-based compensation:	-	-	-	-	1,025,218	-	1,025,218

Net loss	-	-	-	-	-	(2,095,032)	(2,095,032)

Balance - June 30, 2021	-	-	24,167,257	242	37,844,820	(49,047,798)	(11,202,736)

Stock-based compensation:	-	-	-	-	1,398,469	-	1,398,469

Net loss	-	-	-	-	-	(1,879,906)	(1,879,906)

Balance - September 30, 2021	-	$-	24,167,257	$242	$39,243,289	$(50,927,704)	$(11,684,173)

[1] Includes gross proceeds of $419,320 less issuance costs of $26,019

[2] Includes gross proceeds of $996,400 less issuance costs of $37,200

[3] Includes principal and interest of $5,658,888

The accompanying notes are an integral part of these condensed financial statements.

5

ZYVERSA THERAPEUTICS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2022	2021

Cash Flows From Operating Activities:
Net loss	$(9,445,325)	$(6,115,048)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation Options	3,131,708	3,319,916
Amortization of debt discount	39,492	251,940
Gain on forgiveness of PPP Loan	-	(213,481)
Change in fair value of derivative liability	420,600	(215,900)
Depreciation of fixed assets	7,800	7,800
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(57,366)	(238,133)
Security deposit	(1)	11,666
Vendor deposits	160,000	(40,000)
Accounts payable	3,448,439	(680,762)
Accrued expenses and other current liabilities	1,216,322	(547,893)

Net Cash Used In Operating Activities	(1,078,331)	(4,459,895)

Cash Flows From Financing Activities:
Proceeds from issuance of preferred stock in private placement	1,415,720	-
Payment of equity issuance costs	(63,219)	-
Proceeds from issuance of convertible notes payable	-	5,230,000

Net Cash Provided By Financing Activities	1,352,501	5,230,000

Net Increase in Cash and Restricted Cash	274,170	770,105

Cash - Beginning of Period	328,581	174,670

Cash - End of Period	$602,751	$944,775

Supplemental Disclosures of Cash Flow Information:
Non-cash investing and financing activities:
Conversion of convertible notes payable and accrued interest into preferred stock	$5,658,888	$-
Accounts payable for deferred offering costs	$1,506,211	$25,000

The accompanying notes are an integral part of these condensed financial statements.

6

ZYVERSA THERAPEUTICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 1 – Business Organization, Nature of Operations, Basis of Presentation and Risks and Uncertainties

Organization and Operations

ZyVersa is a clinical stage biopharmaceutical company whose focus is on patients with inflammatory or renal disease who have high unmet medical needs.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for annual financial statements. For additional information, these unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Company’s Annual Financial Statements for the year ended December 31, 2021 incorporated by reference into this filing.

In the opinion of management, the accompanying condensed financial statements include all adjustments which are considered necessary for a fair presentation of the unaudited condensed financial statements of the Company as of September 30, 2022, and for the three and nine months ended September 30, 2022 and 2021. The results of operations for the three and nine months ended September 30, 2022 are not necessarily indicative of the operating results for the full year ending December 31, 2022 or any other period.

Risks and Uncertainties

In early 2020, it became evident that there was a global outbreak of SARS-CoV-2, a novel strain of coronavirus that causes Coronavirus disease (COVID-19). At the onset, the Company experienced significant negative impacts on many aspects of its business. These effects included a delay in the launch of the VAR 200 Phase 2a trials as potential patient participants would not be willing to risk going into a facility for the trials. In addition, the private funding markets faltered, which deprived the Company of the necessary liquidity to fund the business. As a result, management implemented significant cost reduction measures to continue until economic conditions improved. In 2021, the Company secured additional funding by issuing new unsecured convertible promissory notes. In early 2022, the Company began reviewing additional financing strategies, fundings and deals with other investors, although there can be no assurance that the Company will be successful in closing any such deals. The full extent of COVID-19’s future impact on the Company’s operations and financial condition remains uncertain. A prolonged COVID-19 outbreak could have a material adverse impact on the Company’s results of operations, financial condition, and liquidity, including the timing and ability of the Company to progress its clinical development initiatives. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 – Going Concern and Management’s Plans

The Company has not yet achieved profitability and expects to continue to incur cash outflows from operations. It is expected that its research and development and general and administrative expenses will continue to increase and, as a result, the Company will eventually need to generate significant product revenues to achieve profitability. These conditions indicate that there is substantial doubt about the Company’s ability to continue as a going concern within one year after the financial statement issuance date.

The Company’s cash flow needs include the planned costs to operate its business, including amounts required to fund research and development, working capital, and capital expenditures. The Company’s future capital requirements and the adequacy of its available funds will depend on many factors, including the Company’s ability to successfully commercialize its products and services, competing technological and market developments, and the need to enter into collaborations with other companies or acquire other companies or technologies to enhance or complement our product and service offerings. We intend to raise additional capital in the future to fund operations. If the Company is unable to secure additional capital, it may be required to curtail its research and development initiatives and take additional measures to reduce costs in order to conserve its cash.

The accompanying unaudited condensed financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The unaudited condensed financial statements do not include any adjustment that might become necessary should the Company be unable to continue as a going concern.

7

ZYVERSA THERAPEUTICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 3 – Summary of Significant Accounting Policies

Since the date the Company’s December 31, 2021 financial statements were issued in its 2021 Annual Financial Statements, there have been no material changes to the Company’s significant accounting policies, except as disclosed below.

Restricted Cash

Restricted cash consists of cash that is held in an escrow account to eventually pay bank fees associated with the closing of the Series A Preferred Stock financing in July 2022. See Note 9 - Stockholders’ Deficiency for additional details on the Series A Preferred Stock financing.

Recently Adopted Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes,” which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021. This standard was adopted on January 1, 2022 and did not have a material impact on the Company’s condensed financial statements.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. This new standard provides clarification and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (such as warrants) that remain equity classified after modification or exchange. This standard is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Companies should apply the new standard prospectively to modifications or exchanges occurring after the effective date of the new standard. This standard was adopted on January 1, 2022 and did not have a material impact on the Company’s condensed financial statements.

Note 4 – Net Loss Per Common Share

Basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of vested common shares outstanding during the period. Diluted net income per common share is computed by dividing net income by the weighted average number of common and dilutive common-equivalent shares outstanding during each period.

The following table sets forth the outstanding potentially dilutive securities that have been excluded from the calculation of diluted net loss per share because to do so would be anti-dilutive:

	For the Nine Months Ended September 30
	2022	2021
Warrants[1][2]	8,699,397	2,754,352
Options	10,039,348	8,693,024
Series A Convertible Preferred Stock	5,945,045	-
Convertible notes payable [3]	2,977,528	3,352,810
Total potentially dilutive shares	27,661,318	14,800,186

[1]	As part of the InflamaCORE, LLC license agreement, warrants to purchase 600,000 shares of common stock are to be issued upon the satisfaction of certain milestones and, accordingly, are included in the amount currently reported.

[2]	Includes warrants to purchase 5,945,045 shares of common stock which are contingently issuable upon the automatic conversion of the Series A Preferred Stock that was outstanding at September 30, 2022, which occurs upon the closing of the Business Combination. See Note 9 - Stockholders’ Deficiency for additional details on the Series A Preferred Stock financing.

8

ZYVERSA THERAPEUTICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 4 – Net Loss Per Common Share - Continued

[3]	The Company’s convertible notes payable have embedded conversion options that result in the automatic issuance of common stock upon the consummation of certain qualifying transactions. The conversion price is a function of the implied common stock price associated with the qualifying transaction. For the purpose of disclosing the potentially dilutive securities in the table above, we used the number of shares of common stock issuable if a qualifying transaction occurred with an implied common stock price equal to the fair value of the common stock of $1.94 and $3.25 per share as of September 30, 2022 and 2021, respectively.

Note 5 – Accrued Expenses and Other Current Liabilities

As of September 30, 2022 and December 31, 2021, accrued expenses and other current liabilities consisted of the following:

	September 30, 2022	December 31, 2021
L&F milestone payment liability	$1,501,887	$1,500,000
L&F Note	(351,579)	(351,579)
L&F, net	1,510,308	1,148,421
Payroll accrual	879,026	-
Accrued Interest	660,123	748,767
Deferred rent	12,077	16,913
Total accrued expenses and other current liabilities	$2,701,534	$1,914,101

Note 6 – Convertible Notes Payable

Unsecured Convertible Promissory Notes

A summary of the outstanding convertible promissory notes as of September 30, 2022 and December 31, 2021 is as follows:

	September 30, 2022		December 31, 2021
Convertible notes payable - current portion		$3,936,000		$6,016,000
Deferred debt discount - current portion		-		(39,492)
Total convertible notes payable - current portion, net		$3,936,000		$5,976,508

Covnertible notes payable - related parties - current portion		$25,000		$3,175,000
Deferred debt discount - current portion		-		-
Total convertible notes payable - relatied parties - current portion, net	$		$

Total convertible notes payable, net		$3,961,000		$9,151,508

Between October 2019 and July 2020, the Company issued 24-month Unsecured Convertible Promissory Notes (“the Notes”) to investors and brokers in the aggregate principal amount of $3,961,000 (of which $1,795,500 related to 2020 issuances). Of the total, $25,000 of Notes were issued to a related party (a member of the Company management team).

During February and March 2021, the Company issued new Unsecured Convertible Promissory Notes (“2021 Notes”) with an aggregate principal balance of $5,230,000, of which $3,150,000 were issued to related parties of the Company (including members of the Company’s management team, a founder and a significant stockholder).

9

ZYVERSA THERAPEUTICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 6 – Convertible Notes Payable – Continued

During January 2022, the Company and its convertible note holders agreed to extend the maturity of the Notes and the 2021 Notes to December 31, 2022. The extensions qualified as modifications because the terms were not substantially different. Accordingly, the extended notes were treated as a continuation of the original Notes and 2021 Notes.

During the three and nine months ended September 30, 2022, the Company recorded $69,804 and $379,737, respectively, of interest expense in the unaudited condensed statements of operations related to the Notes and 2021 Notes, including amortization of debt discount of $3,024 and $39,492, respectively. During the three and nine months ended September 30, 2021, the Company recorded $225,887 and $617,002, respectively, of interest expense in the unaudited condensed statements of operations related to the Notes and 2021 Notes, including amortization of debt discount of $86,879 and $251,940, respectively.

Automatic Conversion of the 2021 Notes

On July 8, 2022, as a result of the Additional Series A Preferred Stock Financing (which resulted in a Qualified Equity Financing with cumulative gross proceeds that exceeded $500,000), the 2021 Notes consisting of $5,230,000 of principal and $428,888 of accrued interest, automatically converted into 1,802,193 shares of Series A Preferred Stock, at an effective conversion price of $3.14 per share of Series A Preferred Stock. In addition, Series A Warrants to purchase 2,035,571 shares of common stock will be issued to the former 2021 Note holders upon the automatic conversion of the Series A Preferred Stock., which occurs upon the closing of the Business Combination discussed further in Note 8 – Commitments and Contingencies.

Note 7 – Derivative Liabilities

The following table sets forth a summary of the changes in the fair value of Level 3 derivative liabilities that are measured at fair value on a recurring basis:

	For the Nine Months Ended September 30
	2022	2021
Beginning balance as of January 1	$560,600	$788,700
Change in fair value of derivative liabilities	212,100	7,507
Ending balance as of March 31	$772,700	$796,207
Change in fair value of derivative liabilities	(19,600)	23,100
Ending balance as of June 30	$753,100	$819,307
Change in fair value of derivative liabilities	228,100	(246,507)
Ending balance as of September 30	$981,200	$572,800

For the derivative liability valuations, as of September 30, 2022, the significant unobservable inputs used in the discounted cash flow were a discount rate of 25%, the probability of a Qualified Offering occurring of 90%, the probability of a change of control occurring of 0%, the probability of a renegotiation of the terms of 5% and the probability of dissolution of 5%. As of September 30, 2021, the significant unobservable inputs used in the discounted cash flow were a discount rate of 25%, the probability of a Qualified Offering occurring of 85%, the probability of a change of control occurring of 0%, the probability of a renegotiation of the terms of 0% and the probability of dissolution of 15%. For the valuations as of September 30, 2022 and 2021, the Black-Scholes assumptions were as follows:

	September 30,
	2022	2021
Fair value of common stock	$1.94	$3.25
Risk free insert rate	3.33%	0.04% - 0.07%
Expected term (years)	0.21 - 0.25	0.06 - 0.05
Expected volatility	74%	85%
Expected dividends	0.00%	0.00%

10

ZYVERSA THERAPEUTICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 8 – Commitments and Contingencies

Litigations, Claims and Assessments

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. The Company records contingent liabilities resulting from such claims, if any, when a loss is assessed to be probable and the amount of the loss is reasonably estimable.

Business Combination Agreement

On July 20, 2022, the Company entered into a Business Combination Agreement, (the “Business Combination Agreement”), with Larkspur Health Acquisition Corp. (“Larkspur” or the “Registrant”), a blank-check special purpose acquisition company, Larkspur Merger Sub Inc. (“Merger Sub”) and Stephen Glover. Upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Transactions”), Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Larkspur (the “Business Combination”). The combined company is expected to be named ZyVersa Therapeutics, Inc.

The Business Combination Agreement provides that the following transactions will occur:

●	Immediately prior to the Effective Time, each share of the Company’s Series A Preferred Stock that is issued and outstanding will automatically convert into (a) a number of shares of the Company’s common stock at the then-effective conversion rate, as calculated pursuant to the Company’s Articles of Incorporation (the “Conversion”) and (b) a five-year warrant to acquire a number of shares of the Company’s common stock at an exercise price equal to the lower of: (a) $1.37 per share; (b) the price per share associated with a Qualified Offering (as defined); or (c) the implied value per share associated with the Business Combination; all as determined pursuant to the terms of the Business Combination Agreement.

●	At the Effective Time, (a) each share of the Company’s common stock issued and outstanding (including shares of the Company’s common stock resulting from the Conversion) will be canceled and converted into a number of shares of the Registrant’s common stock, as determined pursuant to the terms of the Business Combination Agreement; and (b) each share of Merger Sub common stock issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one share of common stock of the Company.

●	Each Company stock option that is outstanding and unexercised as of immediately prior to the Effective Time, whether or not vested, will be assumed and converted into an option to purchase a number of shares of the Registrant’s common stock, as determined pursuant to the terms of the Business Combination Agreement.

●	Each Company note that is outstanding as of immediately prior to the Effective Time which by its terms will not convert into the Company’s common stock in connection with the Transactions, if any, will be assumed by the Registrant and will remain outstanding pursuant to the terms and conditions then in effect.

The consummation of the Transactions is subject to the satisfaction or waiver of certain customary closing conditions contained in the Business Combination Agreement, including, among other things, the consummation of a private placement of convertible preferred stock and warrants by Larkspur. In addition, a condition in the agreement governing such private placement requires ZyVersa and Larkspur to obtain at least $10.0 million of commitments to invest in ZyVersa’s Series A Preferred Stock Financing or Larkspur’s private placement.

The parties to the Business Combination Agreement have made customary representations and warranties, and have agreed to certain customary covenants in the Business Combination Agreement, including, among others, covenants with respect to the conduct of Larkspur, the Company and Merger Sub, and their subsidiaries, prior to the closing of the Transactions.

11

ZYVERSA THERAPEUTICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 8 – Commitments and Contingencies – Continued

Business Combination Agreement - Continued

The Business Combination Agreement may be terminated by Larkspur or the Company, under certain circumstances, including, among others, (i) by mutual written consent of Larkspur and the Company, (ii) by either Larkspur or the Company if the Effective Time shall not have occurred prior to December 15, 2022, (iii) by either Larkspur or the Company if any Governmental Order has become final and non-appealable and has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions, (iv) by either Larkspur or the Company if any of the required proposals fail to receive the requisite vote for approval at Larkspur’s Shareholders’ Meeting, (v) by Larkspur, in the event that the Company’s shareholders don’t consent to the Transactions, (vi) by Larkspur upon the Company breaching any representation, covenant or agreement; or (vii) by the Company upon Larkspur breaching any representation, covenant or agreement.

The Company expects to account for the Business Combination as a reverse recapitalization, whereby the Company is deemed to be the accounting acquirer.

License Agreements

L&F Research LLC

On March 7, 2022, the Company and L&F executed a Waiver Agreement that waives L&F’s right to terminate the license agreement or any other remedies, for non-payment of the $1,500,000 of milestone payments, until August 31, 2022. All other terms of the license agreement remain in effect.

On August 26, 2022, the Company and L&F executed a Waiver Agreement that waives L&F’s right to terminate the license agreement or any other remedies, for non-payment of the $1,500,000 of milestone payments, until January 3, 2023. All other terms of the license agreement remain in effect.

Operating Leases

The Company recognized rent expense in connection with its operating leases of $42,225 and $36,702 during the three months ended September 30, 2022 and 2021, respectively, and $118,519 and $110,979 during the nine months ended September 30, 2022 and 2021, respectively.

Note 9 – Stockholders’ Deficiency

Series A Preferred Stock Financing

On March 31, 2022, the Company sold 133,541 shares of Series A Preferred Stock to investors at a price of $3.14 per share, generating $419,320 in gross proceeds ($393,301 net proceeds), of which $100,000 was from related parties. Escrow and placement agent fees were $26,019, which were recorded as a reduction of additional paid-in capital.

The Series A Preferred Stock is convertible, at the option of the holder, at any time into shares of common stock at a conversion price of $3.14 per share, subject to standard antidilution adjustments. In addition, in the event of any non-exempt issuances by the Company for less than the in-force conversion price, the Series A Preferred Stock conversion price shall be reduced on a weighted average basis. Each share of Series A Preferred Stock shall automatically be converted into shares of common stock at the then effective conversion price concurrently with (i) the closing of a Public Transaction or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred stock. A Public Transaction represents either (a) a firm commitment underwritten public offering; or (b) the closing of a transaction with a special purpose acquisition company (“SPAC”) listed on the Nasdaq Stock Market in which the Company would become a wholly owned subsidiary of the SPAC.

12

ZYVERSA THERAPEUTICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 9 – Stockholders’ Deficiency - Continued

Series A Preferred Stock Financing - Continued

The Series A Preferred stockholders shall vote together with the common stockholders on an as-converted basis and dividends will only be paid on an as-converted basis when, and if paid to common stockholders. In the event of any liquidation, dissolution or winding up of the Company or upon a Deemed Liquidation Event, the Series A Preferred stockholders will be entitled to be paid, out of the assets of the Company available for distribution before any payments are made to common stockholders, one times the original purchase price, plus declared and unpaid dividends on each share of Series A Preferred Stock or, if greater, the amount that the Series A Preferred Stock holders would receive on an as-converted basis. The balance of any proceeds shall be distributed pro rata to the common stockholders. Deemed Liquidation Events include (a) a merger or consolidation in which ZyVersa or a subsidiary thereof is a constituent party which results in a change-of-control (a “Merger Event”); or (b) the sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of ZyVersa (a “Disposition Event”).

The Series A Preferred Stock is not mandatorily redeemable and therefore it is not subject to classification as a liability. The Company determined that the Deemed Liquidation Events were within the control of the Company and, therefore, the Series A Preferred Stock should be classified as permanent equity. Specifically, Merger Events and Disposition Events require the approval of the board of directors pursuant to state law and the ZyVersa preferred stockholders are unable to control the vote of the board of directors. The Company determined that the embedded conversion options were clearly and closely related to the preferred stock host and, therefore, the embedded conversion options need not be bifurcated. However, if the conversion price is reset in connection with a subsequent issuance of securities, the Company will need to assess the accounting for the price reset. Due to the Company’s adoption of ASU 2020-06 on January 1, 2021, it wasn’t necessary to assess the embedded conversion options for a beneficial conversion feature.

On May 10, 2022, the Company obtained the requisite approvals to (a) amend the Series A Preferred Stock Designation within the Company’s Certificate of Incorporation to reduce the effective conversion price of the Series A Preferred Stock from $3.14 per share of common stock to $2.78 per share of common stock; and (b) to issue warrants to purchase 150,832 shares of common stock, to the March 2022 Series A Preferred Stock purchasers, upon the automatic conversion of the Series A Preferred Stock, which occurs upon the closing of the Business Combination. The warrants are exercisable at an initial exercise price of $3.20 per share of common stock (subject to reduction upon completion of a Public Transaction, if the deemed offering price is less than the current exercise price) and expire in five years (the “Series A Warrants”) or upon an earlier change of control that doesn’t meet the definition of a Public Transaction. The Company determined that (a) the Series A Warrants qualified to be equity-classified, without subsequent remeasurement and (b) the contingently issuable nature of the Series A Warrants doesn’t alter the Company’s conclusion that the embedded conversion options were clearly and closely related to the preferred stock host and, therefore, the embedded conversion options need not be bifurcated. The Company also determined that the reduction of the Series A Preferred Stock conversion price, combined with the contingent issuance of the Series A Warrants (collectively the “Amended Securities”), represented a significant change requiring the application of extinguishment accounting. Accordingly, it was necessary to record the $331,200 incremental value of the Amended Securities (as compared to the value of the original Series A Preferred Stock) as a deemed dividend for the purpose of calculating loss per share.

On July 8, 2022, the Company sold an additional 94,393 shares of Series A Preferred Stock to investors at a price of $3.14 per share of Series A Preferred Stock, generating $296,400 in gross proceeds. In addition, Series A Warrants to purchase an aggregate of 106,616 shares of common stock will be issued to the holders upon the automatic conversion of the Series A Preferred Stock, which occurs upon the closing of the Business Combination. Placement agent fees of $21,200 were recorded as a reduction of additional paid-in capital.

On September 16, 2022, the Company sold an additional 222,929 shares of Series A Preferred Stock to investors at a price of $3.14 per share of Series A Preferred Stock, generating $700,000 in gross proceeds. In addition, Series A Warrants to purchase an aggregate of 251,798 shares of common stock will be issued to the holders upon the automatic conversion of the Series A Preferred Stock, which occurs upon the closing of the Business Combination. Placement agent fees of $16,000 were recorded as a reduction of additional paid-in-capital.

13

ZYVERSA THERAPEUTICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 9 – Stockholders’ Deficiency – Continued

Second Amendment of Series A Preferred Stock Designation

On September 22, 2022, the Company filed with the Florida Department of State a second amendment to the Series A Preferred Stock Designation within the Company’s Certificate of Incorporation, which reduced the conversion price of the Series A Preferred Stock from $2.78 per share of common stock to $1.19 per share of common stock. In addition, the Company reduced the exercise price of the contingently issuable Series A Warrants from $3.20 per share to $1.37 per share and the underlying share quantity of common stock into which the aggregate Series A Warrants are exercisable increased from 2,544,817 shares to 5,945,045 shares.

The Company determined that the reduction of the Series A Preferred Stock conversion price, combined with the revised terms associated with the contingent issuance of the Series A Warrants (collectively the “Second Amendment Securities”), represented a significant change requiring the application of extinguishment accounting. Accordingly, it was necessary to record the $9,684,637 incremental value of the Second Amendment Securities (as compared to the value of the Amended Securities) as a deemed dividend for the purpose of calculating loss per share.

Stock Options

On January 28, 2022 and February 3, 2022, the Company granted ten-year stock options to purchase an aggregate of 920,000 shares of common stock to employees and Board members under the 2014 Plan. The stock options vest annually over three years and have an exercise price of $3.25 per share.

On March 8, 2022 and March 31, 2022, the Company granted ten-year stock options to purchase an aggregate of 111,122 shares of common stock to consultants under the 2014 Plan. The stock options vest immediately and have an exercise price of $3.25 per share.

On March 8, 2022, the Company granted an aggregate of 161,667 shares of common stock (of which 36,667 have an exercise price of $2.30 per share and expire in 7.1 years and 125,000 have an exercise price of $3.25 and expire in 8.9 years) to a former Board member under the 2014 Plan. The stock options vest immediately.

On April 15, 2022, and June 30, 2022, the Company granted ten-year stock options to purchase an aggregate of 91,380 shares of common stock to consultants under the 2014 Plan. The stock options vest immediately and 30,000 have exercise prices of $3.25 per share and 61,380 have exercise prices of $2.25 per share.

A summary of the option activity during the nine months ended September 30, 2022 is presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Life in Years	Aggregate Intrinsic Value
Outstanding, January 1, 2022	8,755,179	$2.00
Granted	1,284,169	3.18
Outstanding, September 30, 2022	10,039,348	$2.15	6.1	$3,138,441
Exercisable, September 30, 2022	8,258,023	$1.91	5.5	$3,138,441

14

ZYVERSA THERAPEUTICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 9 – Stockholders’ Deficiency – Continued

The following table presents information related to stock options as of September 30, 2022:

Options Outstanding		Options Exercisable
Exercise Price	Outstanding Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$1.00	3,338,767	3.3	3,338,767
$2.25	61,380	9.7	61,380
$2.3	3,668,913	6.5	3,644,468
$3.25	2,970,288	8.6	1,213,408
	10,039,348	5.5	8,258,023

For the three and nine months ended September 30, 2022, the Company recorded stock-based compensation expense of $494,022 and $3,131,708, respectively, (of which, $67,608 and $619,364, respectively, was included in research and development and $426,414 and $2,512,344, respectively, was included in general and administrative expense) related to options issued to employees, consultants, Board members and former Board members.

For the three and nine months ended September 30, 2021, the Company recorded stock-based compensation expense of $1,398,469 and $3,319,916, respectively, (of which, $240,735 and $711,020, respectively, was included in research and development and $1,157,734 and $2,608,896, respectively, was included in general and administrative expense) related to options issued to employees, consultants and Board members.

As of September 30, 2022, there was $3,451,070 of unrecognized stock-based compensation expense, which the Company expects to recognize over a weighted average period of 1.9 years.

In applying the Black-Scholes option pricing model to stock options granted, the Company used the following assumptions:

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2022	2021	2022	2021
Fair value of common stock on date of grant	n/a	$3.25	$2.27 - $3.00	$3.25
Risk free interest rate	n/a	0.89% - 0.98%	1.68% - 3.01%	0.66% - 0.98%
Expected term (years)	n/a	5.00	3.53 - 6.00	5.00 - 6.00
Expected volatility	n/a	120% - 124%	111% - 119%	120% - 125%
Expected dividends	n/a	0.00%	0.00%	0.00%

During the nine months ended September 30, 2022, the fair value of the Company’s common stock was determined using a market approach based on the status of the business combination agreement arm’s length discussions with the acquirer at each valuation date and which agreement was ultimately entered into on July 20, 2022 with a Company valuation of $85 million. The options granted during the nine months ended September 30, 2022 had a contractual term between seven and ten years and a requisite service period of zero to three years.

During the nine months ended September 30, 2021, the fair value of the Company’s common stock was determined by management with the assistance of a third-party valuation specialist using an income approach. The options granted during the nine months ended September 30, 2021 had a contractual term of ten years and a requisite service period of zero to three years.

The weighted average estimated grant date fair value of the stock options granted during the three months ended September 30, 2021 were approximately $2.71 per share. There were no options granted for the three months ended September 30, 2022. The weighted average estimated grant date fair value of the stock options granted during the nine months ended September 30, 2022 and 2021 were approximately $2.48 and $2.82 per share, respectively.

15

ZYVERSA THERAPEUTICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 10 – Subsequent Events

The Company has evaluated subsequent events through December 15, 2022, the date the condensed financial statements were issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as discussed below.

Closing of Business Combination

On December 8, 2022 (“Closing Date”), the previously announced Business Combination was consummated following a special meeting of stockholders, where the stockholders of Larkspur, considered and approved, among other matters, a proposal to adopt the Business Combination Agreement, dated July 20, 2022, entered into by the Company and Larkspur. The Business Combination became effective December 12, 2022. Further information regarding the Business Combination is set forth in (i) the proxy statement / prospectus included in the registration statement on Form S-4 (File No. 333-266838), as amended and supplemented, originally filed with the SEC on August 12, 2022 and declared effective by the SEC on November 14, 2022; and (ii) the Current Report on Form 8-K filed with the SEC on July 22, 2022.

Additional Series A Preferred Stock Financing

On December 6, 2022, the Company sold an additional 174,776 shares of Series A Preferred Stock to investors at a price of $3.14 per share of Series A Preferred Stock, generating $548,805 in gross proceeds. In addition, Series A Warrants to purchase an aggregate of 461,179 shares of common stock will be issued to the holders upon the automatic conversion of the Series A Preferred Stock, which occurs upon the closing of the Business Combination. Placement agent fees of $2,000 were recorded as a reduction of additional paid-in capital.

16